UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2011

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2011, the Board of Directors (the “Board”) of Chemtura Corporation (“Chemtura” or the “Company”) appointed Robert A. Dover as a member of the Board.  Mr. Dover was also appointed to each of the Finance & Pension and Environmental, Health & Safety Committees of the Board.

There are no arrangements or understandings between Mr. Dover and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Dover and Chemtura that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Dover is entitled to Chemtura’s standard non-employee director cash and equity compensation arrangements.  For additional information about the non-employee director compensation program, see the Proxy Statement filed by Chemtura with the Securities and Exchange Commission on April 4, 2011.  Mr. Dover will also receive on November 4, 2011 a one-time grant of restricted stock units (“RSUs”) having a total value of $90,000 based upon the closing price on that date:  50% of the RSUs will vest on the first anniversary of the grant and 50% on the second anniversary of the grant.  In all other respects, the grant will be on the same terms as the RSUs granted to each of Chemtura’s non-employee directors on February 25 and March 11, 2011.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Alan Schutzman
Name:	Alan Schutzman
Title:	Assistant Secretary

Date:	November 4, 2011